UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2013

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

On January 14, 2013, CareFusion Corporation (the “Company”) issued a news release (the “News Release”) that included an announcement that the Company’s Board of Directors approved April 15, 2013 as the date of the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The Board of Directors also approved February 14, 2013 as the record date for stockholders entitled to notice of and to vote at the 2012 Annual Meeting. A copy of the News Release is furnished as Exhibit 99.1 to this report.

Because the 2012 Annual Meeting will be held more than 30 days from the calendar date of the Company’s 2011 Annual Meeting of Stockholders, the due dates for the submission of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s amended and restated by-laws listed in the Company’s 2011 Proxy Statement on Schedule 14A as filed with the SEC on September 22, 2011 are no longer applicable. Any such stockholder proposals or nominations, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for its 2012 Annual Meeting must be received by the Company at its principal offices by no later than February 14, 2013 and directed to the attention of the Corporate Secretary. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s amended and restated by-laws. The Company currently intends to make its proxy materials for its 2012 Annual Meeting available beginning on or about February 28, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on January 14, 2013*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: January 14, 2013	By:	/s/ Joan Stafslien
	Name:	Joan Stafslien
	Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on January 14, 2013*

*	Furnished herewith.